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                                        Wells Fargo
                                        Insurance Services
                                        Northeast, Inc.



September 1, 2007

Ross Weissman
Chief Financial Officer
Larch Lane Advisors LLC
800 Westchester Ave, S-618
Rye Brook, NY  10573

Re:  Funds Limits Analysis

Dear Ross,

As requested by you, I have reviewed the Fidelity Bond limit requirements as prescribed in Rule 17g-1 for the 6 Funds insured under Bond #81906702. This limits analysis is based upon the total asset value of each fund, as noted below, which was provided by your outside counsel, Schulte, Roth & Zabel, LLP. If the assets of any of the funds exceed this value, you will need to increase the bond limit accordingly.

The results of the analysis are as follows:

Fund                                                      AUM    Required Limit

Old Mutual Absolute Return Fund, L.L.C.                   $35M       $300,000
Old Mutual Absolute Return Master Fund, L.L.C.            $50M       $350,000
Old Mutual Absolute Return Institutional Fund, L.L.C.     $15M       $200,000

Old Mutual Emerging Managers Fund, L.L.C.                 $35M       $300,000
Old Mutual Emerging Managers Master Fund, L.L.C.          $50M       $350,000
Old Mutual Emerging Managers Institutional Fund, L.L.C.   $15M       $200,000

Total Required Limit-6 Funds based on AUM noted above              $1,700,000

As you are aware, the limit under the current bond is $1,800,000. Therefore, according to these calculations, the bond amount is sufficient to meet requirements of Rule 17g-1.

I recommend you review this calculation and advise us if there are any changes to the asset value in the event you need to increase the bond.

Sincerely,



/s/ Barbara Gubitose
------------------------
Barbara Gubitose
Senior Vice President